Exhibit 10.1

$75,000,000

AmeriPath, Inc.

10 1/2% Senior Subordinated Notes Due 2013

AMENDED AND RESTATED
PURCHASE AGREEMENT

February 11, 2004

CREDIT SUISSE FIRST BOSTON LLC

CITIGROUP GLOBAL MARKETS INC.

DEUTSCHE BANK SECURITIES INC.

WACHOVIA CAPITAL MARKETS, LLC

c/o Credit Suisse First Boston LLC,

Eleven Madison Avenue,

New York, New York  10010-3629

Dear Sirs:

1.  Introductory.  AmeriPath, Inc., a Delaware corporation (the “Company”) and a wholly owned subsidiary of AmeriPath Holdings, Inc. (“Parent”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the “Purchasers”) $75,000,000 principal amount of its 10 1/2% Senior Subordinated Notes due 2013 (the “Offered Securities”) to be issued as additional securities under the indenture dated as of March 27, 2003 (the “Indenture”), among the Company, the Guarantors (as defined in paragraph 2(e) below) and U.S. Bank National Association, as Trustee, on a private placement basis pursuant to an exemption under Section 4(2) of the United States Securities Act of 1933, as amended (the “Securities Act”).  Concurrently with the consummation of the purchase and sale of the Offered Securities, the Company will enter into an amendment to the credit agreement (the “Amendment and Restatement”) dated as of March 27, 2003 (as amended, the “Amended and Restated Credit Agreement”) among itself, Parent, the guarantors named therein, Credit Suisse First Boston, as administrative and collateral agent, and the lenders named therein.  In connection therewith, the Company hereby agrees with the several Purchasers as follows:

The obligation of the Company to sell to the several Purchasers the Offered Securities is subject to the Company’s obtaining the requisite consents (the “Consents”) from the lenders required to effect the Amendment and Restatement.

The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement among the Company, the Guarantors and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company agrees to file a registration statement with the Securities Exchange Commission (the “Commission”) registering the resale of the Offered Securities under the Securities Act.

2.  Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Purchasers that:

(a)  A preliminary offering circular and an offering circular relating to the Offered Securities has been prepared by the Company.  Such preliminary offering circular (the “Preliminary Offering Circular”) and offering circular (the “Offering Circular”), as supplemented as of the date of this Agreement, together with any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities, are hereinafter collectively referred to as the “Offering Document”.  The Preliminary Offering Circular as of its date did not and the Offering Circular as of the date of this Agreement does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston LLC (the “Representative”) specifically for use therein; it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(b)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing (to the extent such qualification exists) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified individually or in the aggregate would not have a material adverse effect on the business, assets, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries (as defined in paragraph 2(c) below) taken as a whole (a “Material Adverse Effect”).

(c)  Each of the Company’s subsidiaries (the “Subsidiaries”) has been duly incorporated or organized and is an existing corporation or other applicable legal entity in good standing (to the extent such qualification exists) under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each Subsidiary is duly qualified to do business as a foreign corporation or other applicable legal entity in good standing (to the extent such qualification exists) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified individually or in the aggregate would not have a Material Adverse Effect; the legal name and jurisdiction of incorporation or organization of each Subsidiary has been set forth on Schedule B hereto; all of the issued and outstanding capital stock (or other equity securities) of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable (or equivalent); and, except as disclosed in the Offering Document or otherwise set forth on Schedule B hereto, all of the capital stock of each Subsidiary is owned by the Company, directly or through other Subsidiaries, free from liens, encumbrances and defects.

(d)  This Agreement, the Indenture and the Registration Rights Agreement have been (or have been or will be on the Closing Date, as the case may be, in the case of the Guarantors) duly authorized by the Company and, to the extent applicable, the Guarantors; this Agreement has been duly executed and delivered by the Company; the Indenture has been (or has been or will be on the Closing Date, as the case may be, in the case of the Guarantors) duly executed and delivered by the Company, Parent and the Guarantors; the Offered Securities have been duly authorized by the Company; when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined in paragraph 3 below), the Registration Rights Agreement will have been duly executed and delivered by the Company and the Guarantors, such Offered Securities will have been duly executed, authenticated, issued and delivered by the Company and will conform in all material respects to the description thereof contained in the Offering Document; and when the Offered Securities have been issued, executed and authenticated and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement and the Indenture, such Offered Securities and the Registration Rights Agreement will constitute valid and legally binding obligations of the Company and, to the extent applicable, the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, to general equity principles (regardless of whether considered in a proceeding at law or in equity) and, with respect to the indemnification and contribution provisions of this Agreement and the Registration Rights Agreement, applicable federal and state securities laws.

(e)  On the Closing Date, the guaranty (the “Guaranty”) of the Offered Securities by each Subsidiary that is a guarantor thereof (the “Guarantors”) will have been duly authorized by each such Guarantor, and will conform in all material respects to the description thereof contained in the Offering Document; on the Closing Date, the Joinder Agreement (as defined below) will have been duly authorized, executed and delivered by each Guarantor and, upon execution and delivery thereof, this Agreement will constitute a valid and legally binding obligation of the Guarantors, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether considered in a proceeding at law or in equity); when the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Guaranty of each Guarantor will constitute a valid and legally binding obligation of each such Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, to general equity principles (regardless of whether considered in a proceeding at law or in equity) and, with respect to the indemnification and contribution provisions of this Agreement and the Registration Rights Agreement, applicable federal and state securities laws.

(f)  On the Closing Date, the Amendment and Restatement will be duly authorized by the Company, the Parent and the Guarantors; on the Closing Date, the Amendment and Restatement will have been duly executed and delivered by the Company, the Parent and the Guarantors; and the Amended and Restated Credit Agreement conforms in all material respects to the description thereof in the Offering Document, and on the Closing Date, assuming the due authorization, execution, and delivery by the agents and lenders thereunder, the Amended and Restated Credit Agreement will constitute the valid and legally binding obligation of each of the Company, the Parent and the Guarantors, respectively, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether considered in a proceeding at law or in equity).

(g)  On the Closing Date, the Exchange Securities (as defined in the Registration Rights Agreement) will have been duly authorized by the Company; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer (as defined in the Registration Rights Agreement) and the Indenture, the Exchange Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether considered in a proceeding at law or in equity).

(h)  On the Closing Date, the guaranty of the Exchange Securities by each Guarantor will have been duly authorized by each such Guarantor; and when the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the guaranty of each Guarantor will constitute a valid and legally binding obligation of each such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether considered in a proceeding at law or in equity).

(i)  Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company or any Subsidiary and any person (other than the Purchasers) that would give rise to a valid claim against the Company, any Subsidiary or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the issuance of the Offered Securities.

(j)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company, except for the filing of the Exchange Offer Registration Statement or the Shelf Registration Statement and the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights

Agreement) effective and except as may be required under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) or state securities laws.

(k)  The performance of the Indenture, the execution, delivery and performance of the Guaranty, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Parent or any Subsidiary or any of their properties, (ii)  assuming receipt of the Consents, any agreement or instrument to which the Company, the Parent or any such Subsidiary is a party or by which the Company, the Parent or any such Subsidiary is bound or to which any of the properties of the Company, the Parent or any such Subsidiary is subject, or (iii) the charter or by-laws of the Company, the Parent or any such Subsidiary; and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement, except in the case of clause (i) and (ii) for any breach or violation of or default under any such statute, rule, regulation, order, agreement or instrument that individually or in the aggregate wound not have a Material Adverse Effect.

(l)  Except as disclosed in the Offering Document, the Company and the Subsidiaries have good and marketable title to all real properties and all other material properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and, except as disclosed in the Offering Document, the Company and the Subsidiaries hold any leased real or material personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(m)  Except as would not individually or in the aggregate have a Material Adverse Effect, the Company and the Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit.

(n)  No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that is reasonably likely to have a Material Adverse Effect.

(o)  Except as would not individually or in the aggregate have a Material Adverse Effect, the Company and the Subsidiaries own, possess or can acquire on reasonable terms, or have valid licenses or other legal rights to use, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently used by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights.

(p)  Except as disclosed in the Offering Document, none of the Company or any of the Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(q)  Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or, to the Company’s knowledge, affecting the Company or any of the Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the knowledge of the Company, threatened.

(r)  The financial statements included in the Offering Document present fairly in all material respects the financial position of the Company and the Subsidiaries, on a consolidated basis, as of the dates shown, and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(s)  Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the business, assets, operations, condition (financial or other) or prospects of the Company and the Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company or any Subsidiary on any class of capital stock.

(t)  The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the

Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an “investment company” as defined in the Investment Company Act.

(u)  Other than the Existing Notes (as defined below), no securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(v)  Assuming the accuracy of the Purchasers’ representations and warranties contained in Section 4 below, the offer and sale of the Offered Securities by the Company to the several Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S and the Indenture has been qualified under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); the Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(w)  Neither the Company or any of its affiliates nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities (other than the Existing Notes) or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S.  The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.  The Company issued $275,000,000 principal amount of 10 1/2% Senior Subordinated Notes Due 2013 under the Indenture, the terms of which are substantially similar to the terms of the Offered Securities (the “Existing Notes”).

(x)  Neither the Company or any Subsidiary nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause the transactions contemplated by this Agreement, including the issuance or sale of the Offered Securities, to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

3.  Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 103.88% of the principal amount thereof plus accrued interest from October 1, 2003, to the Closing Date (as hereinafter defined) the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more temporary global Securities in registered form without interest coupons (the “Temporary Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC.  The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the “144A Securities”) in the form of one or more permanent global security in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC.  The Temporary Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers.  The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Offering Document.  Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document.

Payment for the Temporary Regulation S Global Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account of the Company or an account as the Company may direct at a bank acceptable to the Representative, at the office of Cravath, Swaine & Moore LLP at 9:30 a.m. (New York time) on February 17, 2004, or at such other place or time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of (i) the Temporary Regulation S Global Securities representing all of the Regulation S Securities and (ii) the Restricted Global Securities representing all of the 144A Securities.  The Temporary Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the office of Cravath, Swaine & Moore LLP or such other place of closing at least 24 hours prior to the Closing Date.

4.  Representations by Purchasers; Resale by Purchasers.

(a)  Each Purchaser severally represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b)  Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act.  Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 144A (“Rule 144A”) or Rule 903 under the Securities Act.  Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S.  Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act.  Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c)  Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers that have been previously disclosed to the Company in writing or with the prior written consent of the Company.

(d)  Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities by means of  any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.  Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e)  Each of the Purchasers severally represents and agrees that (i) it has not offered or sold, and prior to the date six months after the date of issue of the Offered Securities will not offer or sell, any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act

1986 (Investment Advertisements)(Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

5.  Certain Agreements of the Company.  The Company agrees with the several Purchasers that:

(a)  The Company will advise the Representative promptly of any proposal to amend or supplement the Offering Document and, except as contemplated by the next sentence, will not effect such amendment or supplementation without the Representative’s consent.  If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, the Company promptly will notify the Representative of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance.  Neither the Representative’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(b)  The Company will furnish to the Representative copies of the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative requests, and the Company will furnish to the Representative on the date hereof copies of the Offering Document.  At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Representative and, upon request, to each of the other Purchasers and, upon request of holders of the Offered Securities, to such holders, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities.  The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c)  The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as the Representative designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers; provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process or become subject to taxation in any such state.

(d)  So long as the Offered Securities, Exchange Securities or Private Exchange Securities (as defined in the Registration Rights Agreement) are outstanding and held by any Purchaser or its affiliates, the Company will furnish to the Representative, as soon as practicable after the end of each fiscal year, a copy of any annual report to shareholders for such year that is mailed to shareholders; and the Company will furnish to the Representative such other information concerning the Company as the Representative may reasonably request from time to time, subject to any confidentiality arrangements reasonably requested by the Company.

(e)  During the period of two years after the Closing Date, the Company will, upon request, furnish to the Representative and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Securities.

(f)  During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) that are subsidiaries of Parent to, resell any of the Offered Securities that have been reacquired by any of them.

(g)  During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h)  The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and, as applicable, the Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market (“PORTAL”) of The Nasdaq Stock Market, Inc. and any expenses incidental thereto, (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities, (v) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions as the Representative designates and the printing of memoranda relating thereto, (vi) for any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities and (vii) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers.  The Company will reimburse the Purchasers an amount equal to any reasonable travel and other expenses of the officers and employees of the Company or the Subsidiaries incurred by the Purchasers in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

(i)  In connection with the offering, until the Representative shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(j)  For a period of 180 days after the date of the initial offering of the Offered Securities by the Purchasers, without the prior written consent of the Representative, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue.  The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of the Offered Securities.

6.  Conditions of the Obligations of the Purchasers.  The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)  The Purchasers shall have received (i) a letter, dated February 4, 2004, of Ernst & Young LLP in form and substance satisfactory to the Purchasers concerning the financial and other information with respect to the Company set forth in the offering circular dated February 4, 2004 and (ii) a letter, dated the date of this Agreement, of Ernst & Young LLP in form and substance satisfactory to the Purchasers concerning the financial and other information with respect to the Company set forth in the Offering Document.

(b)  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the business, assets, operations, condition (financial or other) or prospects of the Company and the Subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook, other than the rating downgrade announced by Moody’s Investors Service, Inc. on the date hereof; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the

Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(c)  The Purchasers shall have received an opinion, dated the Closing Date, of Ropes & Gray, counsel for the Company, in such a form as may be reasonably requested by the Purchasers and their counsel.

(d)  The Purchasers shall have received opinions, dated the Closing Date, of local counsel from such jurisdictions and in such a form as may be reasonably requested by the Purchasers and their counsel.

(e)  The Purchasers shall have received from Cravath, Swaine & Moore LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)  The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers shall state on behalf of the Company that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change in the business, assets, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, except as set forth in or contemplated by the Offering Document or as described in such certificate.

(g)  The Purchasers shall have received a letter, dated the Closing Date, of Ernst & Young LLP, which meets the requirements of subsection (a) of this Section,

except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(h)  Concurrently with or prior to the issuance and sale of the Offered Securities by the Company, the Consents shall have been obtained and the Amendment and Restatement shall be in full force and effect and the Purchasers shall have received true and correct copies of all documents pertaining thereto and evidence reasonably satisfactory to the Purchasers of the effectiveness thereof.  There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the Amended and Restated Credit Agreement) no condition that would constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under the Amended and Restated Credit Agreement.

(i)  The Purchasers shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP in form and substance satisfactory to the Purchasers concerning the financial and other information for the years ended December 31, 2001 and 2000.

(j)  The Guarantors shall have executed the Joinder Agreement  (the “Joinder Agreement”) in the form attached as Exhibit A hereto and the Purchasers shall have received copies thereof.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request.  The Representative may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

7.  Indemnification and Contribution.  (a)  The Company and the Guarantors will jointly and severally indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Company contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor any Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below;  and provided, further that the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Purchaser to the extent that (i) a copy of the Offering Circular as then amended or supplemented was not sent or given to a person to whom the Purchaser sold the Offered Securities and (ii) such loss, claim, damage or liability of or with respect to such Purchaser or any affiliate, partner, director, officer or controlling person thereof arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such Preliminary Offering Circular that was corrected in the Offering Circular as then amended or supplemented, unless such failure to deliver the Offering Circular as then amended or supplemented was a result of non-compliance by the Company with the provisions of Section 5(a), and so long as the Offering Circular and any amendment or supplement thereto was provided by the Company to the Purchasers in the requisite quantity and on a timely basis to permit delivery on or prior to the written confirmation of the sale of such Offered Securities.

(b)  Each Purchaser will severally and not jointly indemnify and hold harmless the Company and the Guarantors, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any Guarantor may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.  The parties agree that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: the first paragraph under the caption “Plan of Distribution”.

(c)  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party with respect to such suit or the transactions giving rise thereto), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault or failure to act by or on behalf of any indemnified party.

(d)  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)  The obligations of the Company and the Guarantors under this Section shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

8.  Default of Purchasers.  If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of the Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Purchasers agreed but failed to purchase.  If any Purchaser or Purchasers so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9.  As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section.  Nothing herein will relieve a defaulting Purchaser from liability for its default.

9.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect.  If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10.  Notices.  All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 7289 Garden Road, Suite 200, Riviera Beach, FL 33404, Attention: Chief Financial Officer, with a copy to Welsh, Carson, Anderson & Stowe IX, L.P., 320 Park Avenue, Suite 2500, New York, NY 10022, Attention:  Paul B. Queally and D. Scott Mackesy (or to such other addresses as the parties hereto may designate by notice given hereunder); provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

11.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties hereto.

12.  Representation of Purchasers.  The Representative will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by the Representative will be binding upon all the Purchasers.

13.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14.  Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The parties hereto hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[the remainder of this page is blank]

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours,

AMERIPATH, INC.

By:	/s/ DAVID L. REDMOND
Name: David L. Redmond
Title: Executive Vice President and CFO

The foregoing Purchase Agreement is hereby confirmed, accepted and agreed to as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC

Acting on behalf of itself and as the Representative of the several Purchasers

By:	/s/ CRAIG CALLEN
Name: Craig Callen
Title: Managing Director

SCHEDULE A

Purchaser	Principal Amount of Offered Securities
Credit Suisse First Boston LLC	$18,750,000
Citigroup Global Markets Inc.	$18,750,000
Deutsche Bank Securities Inc.	$18,750,000
Wachovia Capital Markets, LLC.	$18,750,000
Total	$75,000,000

SCHEDULE B

List of Subsidiaries

Name of Subsidiary	Jurisdiction of Organization	Form of Organization	Holders of Outstanding Capital Stock/ Equity Interests	Foreign Qualifications
3-Gen Diagnostic Laboratories, Inc.	Utah	corporation	Strigen, Inc.	None
A. Bernard Ackerman, M.D., Dermatopathology, P.C.	New York	professional corporation	Leslie B. Rosen, M.D. (Nominee)	None
AmeriPath 5.01(a) Corporation	Texas	non-profit corporation	AmeriPath, Inc. (Sole Member)	None
AmeriPath Cincinnati, Inc.	Ohio	corporation	AmeriPath Ohio Trust	None
AmeriPath Cleveland, Inc.	Ohio	corporation	AmeriPath Ohio Trust	None
AmeriPath Consolidated Labs, Inc.	Florida	corporation	AmeriPath, Inc.	None
AmeriPath Consulting Pathology Services, P.A.	North Carolina	professional association	Dianne Dookham, M.D. (Nominee)	None
AmeriPath Florida, LLC	Delaware	limited liability company	AmeriPath, Inc. (Sole Member)	Florida; New York
AmeriPath Indemnity, Ltd.	Cayman Islands	corporation	AmeriPath, Inc.	None
AmeriPath Indiana, LLC	Indiana	limited liability company	AmeriPath, Inc.	None
AmeriPath Indianapolis, LLC	Indiana	professional corporation	AmeriPath Indianapolis Trust (Sole Member)	None
AmeriPath Kentucky, Inc.	Kentucky	corporation	AmeriPath, Inc.	None
AmeriPath Lubbock 5.01(a) Corporation	Texas	non-profit corporation	AmeriPath, Inc. (Sole Member)	None
AmeriPath Marketing USA, Inc.	Florida	corporation	AmeriPath, Inc.	None
AmeriPath Michigan, Inc.	Michigan	corporation	AmeriPath, Inc.	None
AmeriPath Milwaukee, S.C.	Wisconsin	service corporation	Gerald A. Hanson, M.D. (Nominee)	None
AmeriPath Mississippi, Inc.	Mississippi	corporation	AmeriPath, Inc.	None
AmeriPath New England, Inc.	Delaware	corporation	AmeriPath, Inc.	Massachusetts
AmeriPath New York, LLC	Delaware	limited liability company	AmeriPath, Inc. (Sole Member)	New York
AmeriPath North Carolina, Inc.	North Carolina	corporation	AmeriPath, Inc.	None

Name of Subsidiary	Jurisdiction of Organization	Form of Organization	Holders of Outstanding Capital Stock/ Equity Interests	Foreign Qualifications
AmeriPath Ohio, Inc.	Delaware	corporation	AmeriPath, Inc.	None
AmeriPath PAT 5.01(a) Corporation	Texas	non-profit corporation	AmeriPath, Inc. (Sole Member)	None
AmeriPath PCC, Inc.	Ohio	corporation	AmeriPath Ohio Trust	None
AmeriPath Pennsylvania, LLC	Pennsylvania	limited liability company	AmeriPath, Inc. (Sole Member)	None
AmeriPath Philadelphia, Inc.	New Jersey	corporation	AmeriPath, Inc.	Pennsylvania
AmeriPath Pittsburgh, P.C.	Pennsylvania	professional corporation	Alan Levin, M.D. (Nominee)	None
AmeriPath San Antonio 5.01(a) Corporation	Texas	non-profit corporation	AmeriPath, Inc. (Sole Member)	None
AmeriPath SC, Inc.	South Carolina	corporation	AmeriPath, Inc.	None
AmeriPath Severance 5.01(a) Corporation	Texas	non-profit corporation	AmeriPath, Inc. (Sole Member)	None
AmeriPath Texas, LP	Delaware	limited partnership	AmeriPath, LLC (1% General Partner) API No. 2, LLC (99% Limited Partner)	Texas
AmeriPath Youngstown Labs, Inc.	Ohio	corporation	AmeriPath Ohio, Inc.	None
AmeriPath Youngstown, Inc.	Ohio	corporation	AmeriPath Ohio Trust	None
AmeriPath, LLC	Delaware	limited liability company	AmeriPath, Inc. (Sole Member)	Texas
AmeriPath Wisconsin, LLC	Wisconsin	limited liability company	AmeriPath, Inc. (Sole Member)	None
Anatomic Pathology Services, Inc.	Oklahoma	corporation	AmeriPath, Inc.	None
API No. 2., LLC	Delaware	limited liability company	AmeriPath, Inc. (Sole Member)	None
Arizona Pathology Group, Inc.	Arizona	corporation	Strigen, Inc.	None
Arlington Pathology Association 5.01(a) Corporation	Texas	non-profit corporation	AmeriPath, Inc. (Sole Member)	None
Colorado Diagnostic Laboratory, LLC	Colorado	limited liability company	Colorado Pathology Consultants, P.C.	None
Colorado Pathology Consultants, P.C.	Colorado	professional corporation	Donald Heinig, M.D. (Nominee)	None

Name of Subsidiary	Jurisdiction of Organization	Form of Organization	Holders of Outstanding Capital Stock/ Equity Interests	Foreign Qualifications
Columbus Pathology Associates	Mississippi	general partnership	CPA I, Inc. (50% General Partner) CPA II, Inc. (50% General Partner)	None
Consulting Pathologists of Pennsylvania, P.C.	Pennsylvania	professional corporation	Alan Levin, M.D. (Nominee)	None
CPA I, Inc.	Tennessee	corporation	PCA of Columbus, Inc.	None
CPA II, Inc.	Tennessee	corporation	PCA of Columbus, Inc.	None
Dermatopathology of Wisconsin, S.C.	Wisconsin	service corporation	Kraig S. Lerud, M.D. (Nominee)	None
Dermatopathology Services, Inc.	Alabama	corporation	AmeriPath, Inc.	None
DFW 5.01(a) Corporation	Texas	non-profit corporation	AmeriPath, Inc. (Sole Member)	None
Diagnostic Pathology Management Services, LLC	Oklahoma	limited liability company	AmeriPath, Inc. (Sole Member)	None
Diagnostic Pathology Services, P.C.	Oklahoma	professional corporation	Tommy L. Hewett, M.D. (Nominee)	None
Institute for Dermatopathology, P.C.	Pennsylvania	professional corporation	Richard A. Jacoby, M.D. (50%; Nominee) Waine L. Johnson, M.D. (50%; Nominee)	None
J.J. Humes, M.D. and Associates/AmeriPath, P.C.	Michigan	professional corporation	Alan Levin, M.D. (Nominee)	None
Jeffrey R. Light, M.D., Inc.	California	corporation	Si Nguyen, M.D. (Nominee)	None
Kailash B. Sharma, M.D., Inc.	Georgia	corporation	AmeriPath, Inc.	None
Kilpatrick Pathology, P.A.	North Carolina	professional association	Timothy M. Kilpatrick, M.D. (Nominee)	None
NAPA 5.01(a) Corporation	Texas	non-profit corporation	AmeriPath, Inc. (Sole Member)	None

Name of Subsidiary	Jurisdiction of Organization	Form of Organization	Holders of Outstanding Capital Stock/ Equity Interests	Foreign Qualifications
Nuclear Medicine and Pathology Associates	Georgia	general partnership	Kailash B. Sharma, M.D., Inc. (1/3 general partner) Peter G. Klacsmann, M.D., Inc. (1/3 general partner) Sharon G. Daspit, M.D., Inc. (1/3 general partner)	None
Ocmulgee Medical Pathology Association, Inc.	Georgia	corporation	AmeriPath, Inc.	None
O’Quinn Medical Pathology Association, LLC	Georgia	limited liability company	AmeriPath, Inc.	None
Palms of Pasadena Pathology, Inc.	Florida	corporation	Martin W. Lewis, M.D., (Nominee)	None
PCA of Columbus, Inc.	Tennessee	corporation	AmeriPath, Inc.	Mississippi
PCA of Denver, Inc.	Tennessee	corporation	AmeriPath, Inc.	Colorado
PCA of Los Gatos, Inc.	Tennessee	corporation	AmeriPath, Inc.	California
PCA of Memphis, Inc.	Tennessee	corporation	AmeriPath, Inc.	None
PCA of Nashville, Inc.	Tennessee	corporation	AmeriPath, Inc.	West Virginia
PCA of St. Louis II, Inc.	Tennessee	corporation	AmeriPath, Inc.	Missouri
PCA Southeast II, Inc.	Tennessee	corporation	AmeriPath, Inc.	Georgia; Mississippi
Peter G. Klacsmann, M.D., Inc.	Georgia	corporation	AmeriPath, Inc.	None
Regional Pathology Consultants, LLC	Utah	limited liability company	Strigen, Inc. (Sole Member)	None
Rocky Mountain Pathology, L.L.C.	Utah	limited liability company	Strigen, Inc.	None
Sharon G. Daspit, M.D., Inc.	Georgia	corporation	AmeriPath, Inc.	None
Shoals Pathology Associates, Inc.	Alabama	corporation	AmeriPath, Inc.	None
Simpson Pathology 5.01(a) Corporation	Texas	non-profit corporation	AmeriPath, Inc. (Sole Member)	None
Southwest Diagnostic Laboratories, P.C.	Colorado	professional corporation	David Miller, M.D. (Nominee)	None

Name of Subsidiary	Jurisdiction of Organization	Form of Organization	Holders of Outstanding Capital Stock/ Equity Interests	Foreign Qualifications
Strigen, Inc.	Utah	corporation	AmeriPath, Inc.	None
TID Acquisition Corp.	Delaware	corporation	AmeriPath, Inc.	Pennsylvania
Tulsa Diagnostics, P.C.	Oklahoma	professional corporation	Tommy L. Hewett, M.D. (Nominee)	None
TXAR 5.01(a) Corporation	Texas	non-profit corporation	AmeriPath, Inc. (Sole Member)	None

EXHIBIT A

[TO BE SIGNED BY EACH GUARANTOR]

Joinder Agreement

The undersigned hereby agrees to be bound by the terms of the Amended and Restated Purchase Agreement dated February 11, 2004, between AmeriPath, Inc., a Delaware corporation and the Purchasers (as defined therein).  The undersigned hereby also agrees that all references to “Guarantors” in the Purchase Agreement shall include the undersigned and the undersigned shall be bound by all provisions of the Purchase Agreement containing such references.  For the avoidance of doubt, such obligations of the undersigned shall include, but not be limited to, the obligations enumerated in Section 7(a) of the Purchase Agreement

Dated:
Name of Company

By:
Name:
Title: